UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 11, 2007
Spectrum Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

157 Technology Drive
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. — Other Events.
     On May 11, 2007, Spectrum Pharmaceuticals, Inc. (the “Company”) issued a press concerning the completion of the previously announced sale of 5,134,100 shares of common stock at a price of $6.25 per share. The net proceeds to the Company from the offering, after placement agent fees and estimated expenses, are approximately $30 million. The Company had approximately $73 million in cash, cash equivalents and marketable securities and approximately 31 million shares of common stock issued and outstanding as of May 10, 2007 following the equity offering.
     A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. — Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

	BY:	/s/ SHYAM KUMARIA Shyam Kumaria
Vice President, Finance

Date: May 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 11, 2007.

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